Exhibit 10.41
Execution copy

PLEDGE AGREEMENT

on

SHARES

in

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.

Dated October 21, 2010

among

Central European Media Enterprises Ltd.
as the Pledgor

BNP Paribas Trust Corporation UK Limited
as the Pledgee

and

Central European Media Enterprises N.V.
as the Company

THIS PLEDGE AGREEMENT is made this 21st day of October two thousand and ten (this "Pledge Agreement"), by and among Central European Media Enterprises Ltd., a company duly organized and existing under the laws of Bermuda, with its registered office at Clarendon House, 2 Church Street, Hamilton, HM CX Bermuda, as the "Pledgor", BNP Paribas Trust Corporation UK Limited, a company incorporated under the laws of England and Wales, having its registered offices at 55 Moorgate, London, EC2R 6PA, United Kingdom, as the "Pledgee" and Central European Media Enterprises N.V., a public company (naamloze vennootschap) under the laws of Curaçao, having its corporate seat in Curaçao, and its registered address at Schottegatweg Oost 44, Curaçao, and registered in the commercial register of the Chamber of Commerce and Industries of Curaçao under number 67248 as the "Company";

WHEREAS, the Pledgor has entered into that certain revolving credit facility with inter alia CET 21 spol. s r.o., a company established under the laws of the Czech Republic, as issuer, the Pledgee in its capacity as security agent and the Pledgor and the Company as guarantors (as amended, novated, restated, supplemented or otherwise modified from time to time, including without limitation, by way of increase of the facilities made available thereunder) (the "Revolving Credit Facility") and that certain indenture with inter alia CET 21 spol. s r.o., a company established under the laws of the Czech Republic as issuer and Citibank, N.A., London Branch as note trustee (as amended, novated, restated, supplemented or otherwise modified from time to time, including without limitation, by way of increase of the facilities made available thereunder) (the "Indenture"), both dated the twenty-first day of October two thousand and ten;

WHEREAS, upon incorporation on the fourteenth day of July nineteen hundred and ninety-four, the Pledgor acquired the legal and beneficial title to 60 ordinary shares in the capital of the Company, and pursuant to the issuance of 1 share on the nineteenth day of September nineteen hundred and ninety-four, the Pledgor acquired the legal and beneficial title to 1 ordinary share in the capital of the Company, with a nominal value of USD 100, collectively constituting the nominal  share capital of the Company (the "Present Shares");

WHEREAS, to secure the performance of the Secured Obligations, the Pledgor and the Pledgee wish to hereby establish a fourth priority right of pledge in respect of the Present Shares as well as in respect of any and all future shares in the capital of the Company to be acquired (either through issue, purchase, distribution or otherwise) by the Pledgor after the date of this Pledge Agreement (the "Future Shares", together with the Present Shares hereafter where appropriate also referred to as the "Shares"), under the following terms.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

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1.	Definitions

Unless otherwise defined herein, or the context requires otherwise, terms used in this Pledge Agreement, including its preamble and recitals, shall have the meaning as defined in the New Intercreditor Agreement. In addition, the following terms used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings:
(a)	an "Event of Default": each "Event of Default" as defined in the New Intercreditor Agreement which is continuing;
(b)
an "Event of Statutory Default": each Event of Default which also constitutes a default (verzuim) in the fulfilment of the Secured Obligations within the meaning of in Article 6:81 of the Curaçao Civil Code ("CCC");

(c)
"Existing Rights of Pledge": means the rights of pledge on the Shares (as defined hereinafter) created in favor of (i) the Bank of New York on the sixteenth day of May two thousand seven pursuant to that certain pledge agreement dated the sixteenth day of May two thousand seven among inter alia the Bank of New York, the Pledgor and the Company, (ii) the Bank of New York on the tenth day of March two thousand eight pursuant to that certain pledge agreement dated the tenth day of March two thousand eight among inter alia the Bank of New York, the Pledgor and the Company and (iii) The Law Debenture Trust Corporation p.l.c., on the seventeenth day of September two thousand and nine pursuant to that certain pledge agreement dated the seventeenth day of September two thousand and nine among the Pledgor, the Bank of New York Mellon, The Law Debenture Trust Corporation p.l.c. and the Company;

(d)	the "Issuer": CET 21 spol. s r.o., a company established under the laws of the Czech Republic;
(e)
the "New Intercreditor Agreement": the intercreditor agreement dated the twenty-first day of October two thousand and ten, between inter alia the Company as Original Obligor (as defined therein), the Pledgor as Parent (as defined therein), and the Pledgee as Security Agent (as defined therein);

(f)	the "Parallel Debt": shall mean the Parallel Debt (as defined in Clause 18.20 of the New Intercreditor Agreement);
(g)	the "Right of Pledge": the fourth priority right of pledge in respect of the Shares established in this Pledge Agreement;
(h)
the "Secured Obligations": means all present and future obligations and liabilities consisting of monetary payment obligations (verbintenissen tot betaling van een geldsom) of the Issuer and the Pledgor to the Pledgee, whether actual or contingent, whether owed jointly, severally or in any other capacity whatsoever, under or in connection with (i) any of the Finance Documents (including, without limitation, any Additional RCF Debt, any Additional Notes and all costs, charges and expenses properly incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights and/or the rights of any other Secured Party under such Finance Documents), but only to the extent such obligations are due to the Pledgee in any capacity whatsoever and therefore such obligations will cease to be secured by this Pledge Agreement to the extent they are assigned or transferred to, or otherwise assumed by any third party and (ii) the Parallel Debt, provided that no obligation or liability shall be included in the definition of “Secured Obligations” to the extent that, if it were so included, the Security (or any part thereof) or any provision of this Pledge Agreement would be unlawful or prohibited by any applicable law;

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(i)	a "Voting Event": means the occurrence of an Event of Statutory Default of which the Pledgee has given notice to the Pledgor and the Company;
(j)
the "2007 Indenture": the indenture dated as of the sixteenth day of May two thousand and seven, by and among the Pledgor as issuer, CME Media Enterprises B.V., and the Company as guarantors, BNY Corporate Trustee Services Limited as trustee, The Bank of New York as security trustee, transfer agent and principal paying agent, and The Bank of New York (Luxembourg) S.A. as registrar and Luxembourg transfer agent and Luxembourg paying agent;

(k)
the "2008 Indenture": the indenture dated the tenth day of March two thousand and eight  by and among inter alia the Pledgor as issuer, CME Media Enterprises B.V. and the Company as guarantors, and The Bank of New York, as Pledgee; and

(l)
the "2009 Indenture": the indenture dated the seventeenth day of September two thousand and nine, by and among inter alia the Pledgor as issuer, CME Media Enterprises B.V. and the Company as guarantors, and The Law Debenture Trust Corporation p.l.c, as pledgee.

2.	Right of Pledge

2.1.
As security for the Secured Obligations, the Pledgor hereby agrees to grant and hereby grants to the Pledgee a disclosed fourth priority right of pledge (openbaar pandrecht in vierde in rang) in respect of the Shares, which Right of Pledge the Pledgee agrees to accept and hereby so accepts.

2.2.
The Right of Pledge is one and indivisible (één en ondeelbaar). The Right of Pledge shall not be affected by one or more but not all of the Secured Obligations being discharged or the Secured Obligations being amended. The Right of Pledge includes a right of pledge in respect of all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Shares.

2.3.
The Pledgor shall, if and when required by the Pledgee, execute such further encumbrances and assurances, and do all such acts and things as are necessary or as the Pledgee may reasonably require over or in relation to the Shares to maintain, perfect or protect the security rights created by this Pledge Agreement over the Shares, such that this Pledge Agreement will continue to constitute a fourth priority right of pledge of the Shares, until payment in full of the Secured Obligations or termination of this Pledge Agreement in accordance with Section 8 of this Pledge Agreement.

2.4.	By co-signing this Pledge Agreement, the Company acknowledges the Right of Pledge created by this Pledge Agreement, as provided in article 2:113 of the CCC.

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2.5.
The Company shall register in the Company’s shareholders’ register that the Shares are encumbered with a fourth priority right of pledge in favor of the Pledgee and that, subject to Section 3 of this Pledge Agreement, the Pledgee has the Voting Rights.

3.	Voting rights

3.1.
The voting and other consensual rights and similar rights or powers attaching to the Shares or any part thereof (the "Voting Rights") are hereby transferred by the Pledgor to the Pledgee under the condition precedent (opschortende voorwaarde) of (i) the occurrence of a Voting Event and (ii) the termination and/or release of the Existing Rights of Pledge. By means of execution of this Pledge Agreement the Pledgor also hereby adopts a resolution in its capacity of sole shareholder of the Company to approve the granting of the Right of Pledge and the transfer of the Voting Rights. Until the occurrence of a Voting Event and subject to the termination and/or release of the Existing Rights of Pledge, the Pledgor may exercise any and all such Voting Rights, save:

(a)
that no such exercise may violate or be inconsistent with the express terms or purpose of this Pledge Agreement, the Existing Rights of Pledge, the Indenture, the 2007 Indenture, the 2008 Indenture, the 2009 Indenture and/or the Revolving Credit Facility;

(b)	that no such exercise may have the effect of impairing the position or interests of the Pledgee; and
(c)	as set out in Section 3.2 below.

3.2.	Upon the occurrence of a Voting Event and subject to the termination or release of the Existing Rights of Pledge:

(a)
any and all rights of the Pledgor to exercise the Voting Rights which it is entitled to exercise pursuant to Section 3.1 above shall cease automatically without further notice to the Pledgor being required and the Pledgee shall have the sole and exclusive right and authority to exercise such Voting Rights and shall be entitled to exercise or refrain from exercising such rights in such manner as the Pledgee may in its absolute discretion deem fit; and

(b)
the Pledgee shall immediately be entitled, at any time at its sole discretion, to effect the resignation of and/or to dismiss the directors of the Company or any of them, and to appoint new directors of the Company and the Pledgor hereby undertakes to do all things and execute all documents and instruments as may be required by the Pledgee to ensure the effectiveness of any such resignations, dismissals or appointments

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3.3.
By signing this Pledge Agreement, the Company confirms (and the other parties agree) that a written notice from the Pledgee to the Company stating that a Voting Event has occurred, shall be sufficient for the Company to accept the Pledgee as being exclusively entitled to such rights and other powers which it is entitled to exercise pursuant to this Section 3 upon the occurrence of such a Voting Event and subject to the termination and/or release of the Existing Rights of Pledge.

3.4.
In addition and without prejudice to the obligations of the Pledgor pursuant to the Pledge Agreement, the Revolving Credit Facility and/or the Indenture, the Pledgor and the Company agrees to notify the Pledgee immediately of any event or circumstance which could be of material importance to the Pledgee with a view to the preservation and exercise of the Pledgee’s rights under or pursuant to this Pledge Agreement, such as (without limitation) the filing of a petition for the bankruptcy of the Pledgor, the filing of a petition for a moratorium of payments by the Pledgor, attachment or garnishment of the Pledgor’s assets, the termination of any one of the Pledgor’s commercial activities or its dissolution.

3.5.
During the term of the Right of Pledge, the foregoing provisions of this Section 3 with respect to the Voting Rights on the Present Shares also apply to the Future Shares. In addition, the Pledgor and the Pledgee shall, if reasonably practicable at the time of or, if not practicable at such time, as soon as reasonably practicable, after the acquisition of such Future Shares, arrange that the attribution of the Voting Rights attaching thereto shall be ratified if that is reasonably deemed necessary, in the Pledgee's sole discretion, to enable the Pledgee to exercise such Voting Rights upon the occurrence of the condition precedent as provided in Section 3.1 of this Pledge Agreement. If such ratification is, at the Pledgee's sole discretion, not obtained in time, the Pledgor shall fully co-operate in the taking of such other necessary measures relating to such transfer of voting rights as are proposed by the Pledgee.

4.	Authority to collect

4.1.
The authority to collect dividends, distributions from reserves, repayments of capital and all other distributions and payments in any form, which, at any time, during the term of the Right of Pledge, become payable on any one or more of the Shares, shall accrue to the Pledgee, as provided for in Section 3:246 of the CCC, subject to the termination and/or release of the Existing Rights of Pledge.

4.2.
In derogation of the provisions of paragraph 1, the Pledgee hereby grants approval to the Pledgor to collect all dividends, distributions from reserves, repayments of capital and all other distributions and payments in any form, which, at any time, during the term of the Right of Pledge, become payable on any one or more of the Shares, subject to the termination and/or release of the Existing Rights of Pledge.

4.3.
The Pledgee may terminate the authorization mentioned in section 4.2 upon occurrence of an Event of Default only. Termination of the authorization is made by written statement to that effect, by the Pledgee to the Pledgor. The Pledgee shall inform the Company of the termination in writing.

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4.4.
Any payment or distribution made to the Pledgor in contravention of the terms of this Pledge Agreement, shall be paid over by the Pledgor to the Pledgee for application in accordance with the terms of the New Intercreditor Agreement.

5.	Representations and warranties

5.1.	The Pledgor hereby represents and warrants that the following is true and correct on the date of this Pledge Agreement:

a.
the Company is a public company, legally established under the laws of Curaçao by notarial deed drawn up before Gerard Christoffel Antonius Smeets, civil law notary officiating in Curaçao, on the fourteenth day of July nineteen hundred and ninety-four. A copy of the present articles of association is attached to this Pledge Agreement (Annex I). The Company is currently registered with the commercial register of the Chamber of Commerce and Industries of Curaçao under number 67248. A copy of the extract from the commercial register is attached to this Pledge Agreement (Annex II);

b.
the Company has not been dissolved, and no resolution has been adopted to dissolve the Company, nor has any request therefore been filed, nor has any notice by the Chamber of Commerce, as described in Section 2:25 of the CCC, been received. The Company has not been declared bankrupt nor has a suspension of payment been granted, nor have any requests thereto been filed;

c.	the shareholders' register is accurate and completely up to date. A copy of the shareholders' register is attached to this Pledge Agreement (Annex III);
d.
the entire nominal share capital of the Company consists of the Present Shares; all of the Present Shares are fully paid-up; the Company has not granted any rights to subscribe for shares in its capital which have not yet been exercised;

e.	the Pledgor has a complete and unencumbered right to the Present Shares, with the exception of the Existing Rights of Pledge;
f.
the Present Shares are not subject to either (limited) rights or obligations to transfer to third parties or claims based on contracts of any nature and have not been encumbered with any attachments, except for the Existing Rights of Pledge;

g.	the Pledgor is authorized to establish the Right of Pledge;
h.	all resolutions and approvals, required for establishing the Right of Pledge, have been adopted and received respectively;
i.
the obligations of the Pledgor and the Company vis-à-vis the Pledgee, resulting from the Revolving Credit Facility, the Indenture and this Pledge Agreement respectively, are lawful obligations of the Pledgor and the Company respectively and are legally enforceable against the Pledgor and the Company respectively;

j.
the assumption and performance by the Pledgor and the Company respectively of the obligations vis-à-vis the Pledgee resulting from the Revolving Credit Facility, the Indenture and this Pledge Agreement are not contrary to any provision of applicable law or any agreement to which the Pledgor or the Company is a party, or by which the Pledgor or the Company is bound in any other way;

k.	the Pledgor has provided the Pledgee with all information and data with respect to the Present Shares which the Pledgor reasonably believes to be of importance for the Pledgee.

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5.2.	Furthermore, the Pledgor hereby declares to have acquired the Present Shares as follows:
-
as for the numbers 1 through 60, pursuant to the notarial deed of incorporation, drawn up before Gerard Christoffel Antonius Smeets, civil law notary officiating in Curaçao, on the fourteenth day of July nineteen hundred and ninety-four; and

-	as for the number 61, pursuant to the issuance of one share on the nineteenth day of September nineteen hundred and ninety-four.

6.	Undertakings by the Pledgor

6.1.
During the term of the Right of Pledge, the Pledgor shall not alienate, pledge or in any other way encumber the Shares or the rights to acquire Shares without the prior written consent of the Pledgee, except for the encumbrance in accordance with the provisions of the Revolving Credit Facility and/or the Indenture.

6.2.
The Pledgor shall as far as possible provide that the Shares and/or rights to acquire Shares it acquires after execution of this Pledge Agreement shall be pledgeable, and that the transferability thereof shall not be more cumbersome than the transferability of the Shares.

6.3.
Whenever the Pledgor is aware that the Company is involved in the preparation of a legal merger or demerger as a result of which the Company would cease to exist, the Pledgor shall inform the Pledgee thereof in writing immediately.

6.4.
Whenever the Pledgor is aware that actions have been taken for the winding-up, dissolution, administration, bankruptcy, suspension of payments or reorganization of the Company, the Pledgor shall inform the Pledgee thereof in writing immediately.

7.	Exercise of the Right of Pledge.

7.1.
Upon the occurrence of an Event of Statutory Default, the Pledgee has, with due regard to the relevant provisions of the Existing Rights of Pledge, the right  to exercise all rights and powers which the Pledgee has under the laws of Curaçao as holder of a right of pledge over the Shares and the Pledgee shall be authorized to sell the Shares or part thereof, in accordance with Section 3:248 of the CCC, without prejudice to the provision of Section 3:251 of the CCC, in order to recover the proceeds thereof.

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7.2.
In the event the Pledgee enforces the Right of Pledge, the Pledgee shall, with due regard to the relevant provisions of the Existing Rights of Pledge, following payment of the execution costs from the proceeds, allocate the net proceeds to fulfill the Secured Obligations.

7.3.	The Pledgee does not bear the obligations referred to in Sections 3:249 and 3:252 of the CCC towards others than the Pledgor.

8.	Termination

8.1.
The Pledgee is entitled to terminate (opzeggen) in whole or in part the Right of Pledge as referred to in Article 3:81(2) sub (d) of the CCC. Notice of termination must be given in writing by the Pledgee to the Pledgor and the Company.

8.2.
The Right of Pledge shall terminate by operation of law upon the payment and satisfaction in full of all Secured Obligations. In that event, the Pledgee shall evidence such termination in accordance with the provisions of the Revolving Credit Facility and/or the Indenture.

9.	Costs and expenses

9.1.
The Pledgor shall, within five Business Days of receipt of an invoice or other written evidence, pay the Pledgee the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and perfection of this Pledge Agreement and any other documents referred to in this Pledge Agreement.

9.2.
The Pledgor shall, within five Business Days of demand, pay to the Pledgee the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights of the Pledgee under this Pledge Agreement.

9.3.
If the Pledgor requests an amendment, waiver, release or consent in relation to this Pledge Agreement, the Pledgor shall, within five Business Days of receipt of an invoice or other written evidence, reimburse the Pledgee for the amount of all costs and expenses (including legal, notarial and other advisors’ fees) reasonably incurred by the Pledgee in responding to, evaluating, negotiating or complying with that request or requirement.

9.4.
The Pledgor shall pay all stamp, registration, notarial and other taxes or fees to which this Pledge Agreement or any judgement given in connection with this Pledge Agreement, is or at any time may be, subject and shall, from time to time, fully indemnify the Pledgee on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any tax or fee.

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10.	Notices

Any notice or other communication under or in connection with this Pledge Agreement shall be in writing in the English language and shall be delivered personally or by registered mail or fax. Proof of posting shall be deemed to be proof of receipt:

(i)	in the case of hand delivery: on the day the notice is received by recipient;

(ii)	in the case of a registered letter: on the third business day after posting; or

(iii)	in the case of a fax transmission: upon receipt of fax confirmation.

Notices and other communications under this Pledge Agreement may in each case be sent to the following address of the parties hereto:

Address Pledgor:
Central European Media Enterprises Ltd.
c/o CME Development Corporation
52 Charles Street
London W1J 5EU
United Kingdom
Fax number: +44 2071275801
Attention: Legal Department

Address Pledgee:
BNP Paribas Trust Corporation UK Limited
55 Moorgate, London,
EC2R 6PA, United Kingdom
United Kingdom
Fax number: +44 207 595 5078
Attention: The Directors

Address of the Company:
Central European Media Enterprises N.V.
c/o Curaçao Corporation Company N.V.
Schottegatweg Oost 44
Willemstad, Curaçao
Fax number: + 599 9 732 2500
Attention: Managing Director

With a copy to:
CME Development Corporation
52 Charles Street
London W1J 5EU
United Kingdom
Fax number: +44 207 127 5801
Attention: Legal Department

or such other address or fax number as notified by the relevant party by not less than five business days prior notice.

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11.	Indemnity

The Pledgor shall promptly indemnify the Pledgee and any delegate, agent, attorney or co-trustee appointed by the Pledgee against any cost, loss or liability (together with any applicable VAT) incurred by any of them:

(a)
in relation to or as a result of: (i) any failure by the Pledgor to comply with its obligations under Section 9 (cost and expenses); (ii) the taking, holding, protection or enforcement of the Right of Pledge; (iii) the exercise of any of the rights, powers, discretions and remedies vested in the Pledgee by the Finance Documents or by law; or (iv) any default by the Pledgor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(b)
which otherwise relates to the Right of Pledge or any other amounts or property which the Pledgee is required by the terms of the Finance Documents to hold as trustee on trust or the performance of the terms of this Pledge Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

12.	Rescission

The Pledgor and the Pledgee hereby waive, to the fullest extent permitted by law, their right to dissolve this Pledge Agreement pursuant to failure in the performance of one or more of their obligations as referred to in Article 6:265 of the CCC or on any other ground.

13.	Governing Law and Submission to Jurisdiction

13.1.	The provisions of this Pledge Agreement and the Right of Pledge created hereby, are governed by, and shall be construed in accordance with, the laws of the Curaçao.

13.2.
The Pledgor and the Pledgee agree that the competent court in Curaçao shall have non-exclusive jurisdiction with regard to any and all disputes which may arise out of or in connection with this Pledge Agreement.

14.	Amendment of this Pledge Agreement

This Pledge Agreement may only be amended by a written agreement executed by each of the Pledgor and the Pledgee. The Pledgor and the Pledgee shall notify the Company of such amendment in writing.

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15.	Severability

The illegality, invalidity or unenforceability of any provision of this Pledge Agreement or any part thereof under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provision or part thereof. Any illegal, invalid or unenforceable provision shall have the effect of an alternative provision that would be valid and the purpose of which conforms with the first mentioned provision and that would presumably have been included in this Pledge Agreement in order to carry out the intentions of the parties if the first mentioned provision had been omitted in view of its illegality, invalidity or unenforceability.

16.	Counterparts

This Pledge Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which together constitute one and the same document.

* signature page to follow *

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SIGNATURE PAGE PLEDGE AGREEMENT ON SHARES
The parties hereto have caused this Pledge Agreement to be duly executed on the day and year first written above.

Signed for and on behalf of:
Central European Media Enterprises Ltd. as the Pledgor

/s/ David Sach
Name:	David Sach
Title:	Chief Financial Officer

Signed for and on behalf of:

BNP Paribas Trust Corporation UK Limited as the Pledgee

/s/ Andrew Brown
Name:	Andrew Brown
Title:	(under Power of Attorney)

Signed for and on behalf of:
Central European Media Enterprises N.V. as the Company

/s/ Oliver Meister
Name:	Oliver Meister
Title:	Managing Director

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